     As filed with the Securities and Exchange Commission on August 20, 1996
                                                  Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           DURA PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

       CALIFORNIA                                          95-3645543
(State or other jurisdiction                   (IRS Employer Identification No.)
of incorporation or organization)

             5880 PACIFIC CENTER BLVD., SAN DIEGO, CALIFORNIA 92121
               (Address of principal executive offices) (Zip Code)

                           DURA PHARMACEUTICALS, INC.
                             1992 STOCK OPTION PLAN
                            (Full title of the plans)


                                  Cam L. Garner
                 Chairman, President and Chief Executive Officer
                           DURA PHARMACEUTICALS, INC.
             5880 PACIFIC CENTER BLVD., SAN DIEGO, CALIFORNIA 92121
                     (Name and address of agent for service)
                                 (619) 457-2553
          (Telephone number, including area code, of agent for service)


         This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will thereafter be effected upon option exercises or share issuances effected under the Company's 1992 Stock Option Plan.


                         CALCULATION OF REGISTRATION FEE

                                                          Proposed              Proposed
   Title of                                                Maximum               Maximum
  Securities                           Amount             Offering              Aggregate             Amount of
     to be                              to be               Price               Offering            Registration
  Registered                         Registered           per Share               Price                  Fee
  ----------                         ----------           ---------               -----                  ---

Common Stock (under 1992
Stock Option Plan) ............ 1,500,000 shares(1)       $27.44(2)           $41,160,000(2)           $14,193

- -----------------------------

(1) Includes 750,000 shares of Common Stock issuable under the Company's 1992 Stock Option Plan (the "Plan") pursuant to an amendment to the Plan approved by the Company's shareholders on May 29, 1996 and an additional 750,000 shares of Common Stock issuable under the Plan as a result of the 2 for 1 stock split in the form of a 100% dividend declared by the Company's Board of Directors effective July 1, 1996. This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of computing the amount of the registration fee under Rules 457(h) and 457(c) of the Securities Act of 1933, as amended.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The contents of the Registration Statement on Form S-8 filed by Dura Pharmaceuticals, Inc. (the "Registrant") on June 23, 1995 with the Securities and Exchange Commission (the "Commission") as Registration No. 33-93860 (the "1995 Registration Statement") are incorporated herein by reference into this Registration Statement.

                             1992 STOCK OPTION PLAN

         The Company initially registered 194,200 shares of Common Stock issuable pursuant to its 1992 Stock Option Plan (the "Plan") by means of a Registration Statement on Form S-8 filed with the Commission on August 6, 1993 as Registration No. 33-67086. The Company subsequently registered (i) an additional 375,000 shares of Common Stock issuable pursuant to the Plan by means of a Registration Statement on Form S-8 filed with the Commission on August 19, 1994 as Registration No. 33-83062 and (ii) an additional 500,000 shares of Common Stock issuable pursuant to the Plan by means of the 1995 Registration Statement. This Registration Statement shall register an additional 1,500,000 shares of Common Stock issuable pursuant to the Plan, as authorized by the Company's shareholders at the Company's Annual Shareholders' Meeting held on May 29, 1996 (which includes 750,000 shares of Common Stock issuable under the Plan pursuant to an amendment to the Plan approved by the Company's shareholders on May 29, 1996 and an additional 750,000 shares of Common Stock issuable under the Plan as a result of the 2 for 1 stock split in the form of a 100% dividend declared by the Company's Board of Directors effective July 1, 1996). This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company's outstanding shares of Common Stock.


                                    EXHIBITS

Exhibit Number        Exhibit
- --------------        -------

     5.1              Opinion and consent of Brobeck, Phleger & Harrison LLP

   *10.1              1992 Stock Option Plan, as amended

    23.1              Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.1

    23.2              Consent of Deloitte & Touche LLP, Independent Auditors

    24.1 Power of Attorney. Reference is made to page II-2 of this Registration Statement

- -------------------------------

* Incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q filed on August 14, 1996


                                      II-1.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 20th day of August, 1996.

                            DURA PHARMACEUTICALS, INC.



                            By: /s/ CAM L. GARNER
                                ________________________________________________
                                Cam L. Garner
                                Chairman, President and Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Dura Pharmaceuticals, Inc., a California corporation, do hereby constitute and appoint Cam L. Garner and James W. Newman, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       Signature                                       Title                                         Date
       ---------                                       -----                                         ----

  /s/ CAM L. GARNER            Chairman, President and Chief Executive                          August 20, 1996
- --------------------------     Officer (Principal Executive Officer)
Cam L. Garner

/s/ JAMES W. NEWMAN                      Senior Vice President, Finance and                     August 20, 1996
- --------------------------           Administration and Chief Financial Officer
James W. Newman                     (Principal Financial and Accounting Officer)

/s/ JAMES C. BLAIR
- --------------------------                            Director                                  August 20, 1996
James C. Blair

/s/ JOSEPH C. COOK
- --------------------------                            Director                                  August 20, 1996
Joseph C. Cook

/s/ HERBERT J. CONRAD
- --------------------------                            Director                                  August 20, 1996
Herbert J. Conrad

/s/ DAVID F. HALE
- --------------------------                            Director                                  August 20, 1996
David F. Hale

/s/ DAVID S. KABAKOFF
- --------------------------                            Director                                  August 20, 1996
David S. Kabakoff

/s/ GORDON V. RAMSEIER
- --------------------------                            Director                                  August 20, 1996
Gordon V. Ramseier

/s/ CHARLES G. SMITH
- --------------------------                            Director                                  August 20, 1996
Charles G. Smith

/s/ WALTER F. SPATH
- --------------------------                 Senior Vice President, Sales and                     August 20, 1996
Walter F. Spath                                Marketing and Director


                                      II-2.

                                  EXHIBIT INDEX


        Exhibit
        Number        Exhibit
        ------        -------

           5.1        Opinion and consent of Brobeck, Phleger & Harrison LLP

        * 10.1        1992 Stock Option Plan, as amended

          23.1        Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.1

          23.2        Consent of Deloitte & Touche LLP, Independent Auditors

          24.1 Power of Attorney. Reference is made to page II-2 of this Registration Statement

- -------------------------------

* Incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q filed on August 14, 1996